Exhibit 99.1

IMMEDIATE RELEASE CONTACTS: Brent Larson, Vice President / CFO 614 793 7500 x133	March 7, 2007 Tim Ryan, The Trout Group 646.378.3924

NEOPROBE ANNOUNCES 2006 ANNUAL RESULTS
Conference Call Scheduled for 11:00 a.m. tomorrow, Thursday, March 8, 2007

DUBLIN, OHIO - March 7, 2007 --Neoprobe Corporation (OTCBB: NEOP) today announced financial results for the fourth quarter of 2006 and for the full year that ended December 31, 2006. Results for the fourth quarter and for the full year of 2006 include the consolidated operations of Neoprobe Corporation and its subsidiaries, Cardiosonix Ltd. and Cira Biosciences, Inc. For the fourth quarter of 2006, Neoprobe had a net loss of $1.3 million (including total non-cash expenses of $398,000) or $0.02 per share compared to loss of $1.3 million (including total non-cash expenses of $326,000) or $0.02 per share for the fourth quarter of 2005. For fiscal year 2006, Neoprobe incurred a net loss of $4.7 million (including total non-cash expenses of $1.5 million) or $0.08 per share compared to a net loss of $4.9 million (including total non-cash expenses of $1.4 million) or $0.08 per share for fiscal 2005.

For the year 2006, Neoprobe reported total revenues of $6.1 million compared to $5.9 million in 2005. Revenue from our medical device product lines increased $132,000 or 2% in 2006 compared to the prior year. The improvement in annual revenue from our medical devices in 2006 reflects a 77% increase in blood flow device sales to $604,000 in 2006 compared to $340,000 in 2004, the effect of which offset a 2% decline in revenue from our gamma device product line related primarily to declines in end customer sales prices experienced by our primary distribution partner. For the fourth quarter of 2006, revenues increased $452,000 or 32% to $1.9 million compared to $1.4 million for the fourth quarter of 2005.

Gross profit for 2006 decreased $124,000 or 4% as compared to 2005. The decrease was the combined result of inventory impairment charges related to obsolete material components for our blood flow devices resulting from our efforts to improve product performance coupled with the price decline experienced related to our gamma detection products.

Neoprobe’s research and development expenses for 2006 decreased to $3.8 million compared to $4.0 million in 2005. Expenses incurred related to our Lymphoseek® development initiative remained relatively steady across the periods despite a shift in emphasis from pre-clinical and manufacturing scale-up activities in 2005 to more clinical study support activities in 2006. Device development costs for the year declined slightly as efforts to develop our Bluetooth wireless probe were offset by cost decreases in other areas of our gamma and blood flow line development.

General and administrative expenses decreased to $3.1 million for 2006 compared to $3.2 million for 2005 as increased non-cash stock option expenses were more than offset by decreases in professional services and other areas.

“2006 proved to be an exciting and challenging year for our business,” said David Bupp, Neoprobe’s President and CEO, “but one in which we demonstrated the continued strength of our medical device businesses as we strove to move forward in gaining market clearance for Lymphoseek in the United States and Europe.” Bupp continued, “The milestones we achieved during 2006 in the clinical evaluation of Lymphoseek have set the stage for 2007 to be an important development year for our Company.”

Neoprobe’s President and CEO, David Bupp, and Vice President and CFO, Brent Larson, will provide a business update and discuss the company’s results for the fourth quarter and full year of 2006 during a conference call scheduled for 11:00 AM EST, Thursday, March 8, 2007. The conference call can be accessed as follows:

NEOPROBE CORPORATION
ADD - 2

Conference Call Information
TO PARTICIPATE LIVE:		TO LISTEN TO A REPLAY:
Date: Time: Toll-free (U.S.) Dial in # : International Dial in # :	March 8, 2007 11:00AM EST 877-407-9210 201-689-8050	Available until: Toll-free (U.S.) Dial in # : International Dial in # : Replay passcodes (both required for playback): Account # : Conference ID # :	March 15, 2007 877-660-6853 201-612-7415 286 233794

About Neoprobe
Neoprobe is a biomedical company focused on enhancing patient care and improving patient outcome by meeting the critical intraoperative diagnostic information needs of physicians and therapeutic treatment needs of patients. Neoprobe currently markets the neo2000® line of gamma detection systems that are widely used by cancer surgeons and is commercializing the Quantix® line of blood flow measurement products developed by its subsidiary, Cardiosonix Ltd. In addition, Neoprobe holds significant interests in the development of related biomedical systems and radiopharmaceutical agents including Lymphoseek® and RIGScan® CR. Neoprobe’s subsidiary, Cira Biosciences, Inc., is also advancing a patient-specific cellular therapy technology platform called ACT. Neoprobe’s strategy is to deliver superior growth and shareholder return by maximizing its strong position in gamma detection technologies and diversifying into new, synergistic biomedical markets through continued investment and selective acquisitions. www.neoprobe.com

Statements in this news release, which relate to other than strictly historical facts, such as statements about the Company’s plans and strategies, expectations for future financial performance, new and existing products and technologies, anticipated clinical and regulatory pathways, and markets for the Company’s products are forward-looking statements The words “believe,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions identify forward-looking statements that speak only as of the date hereof. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company’s continuing operating losses, uncertainty of market acceptance of its products, reliance on third party manufacturers, accumulated deficit, future capital needs, uncertainty of capital funding, dependence on limited product line and distribution channels, competition, limited marketing and manufacturing experience, risks of development of new products, regulatory risks and other risks detailed in the Company’s most recent Annual Report on Form 10-KSB and other Securities and Exchange Commission filings. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

NEOPROBE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2006	2005
	(unaudited)

Assets:

Cash and cash equivalents	$2,502,655	$4,940,946
Available-for-sale securities	-	1,529,259
Other current assets	2,831,088	1,978,268
Intangible assets, net	1,828,517	2,098,910
Other non-current assets	871,272	1,023,058

Total assets	$8,033,532	$11,570,441

Liabilities and stockholders' (deficit) equity:

Current liabilities, including current portion of notes payable	$3,462,837	$1,501,683
Notes payable, long-term (net of discounts)	4,808,540	5,973,853
Other liabilities	60,182	78,109
Stockholders' (deficit) equity	(298,027)	4,016,796

Total liabilities and stockholders' (deficit) equity	$8,033,532	$11,570,441

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2006	2005	2006	2005
	(unaudited)	(unaudited )	(unaudited )

Net sales	$1,871,210	$1,419,172	$6,051,071	$5,919,473
Cost of goods sold	890,959	638,054	2,632,131	2,376,211
Gross profit	980,251	781,118	3,418,940	3,543,262

Operating expenses:
Research and development	1,084,405	983,734	3,803,060	4,031,790
Selling, general and administrative	818,665	802,697	3,076,379	3,155,674
Total operating expenses	1,903,070	1,786,431	6,879,439	7,187,464

Loss from operations	(922,819)	(1,005,313)	(3,460,499)	(3,644,202)

Interest expense	(405,359)	(348,748)	(1,496,332)	(1,350,592)
Increase in warrant liability	-	-	-	(142,427)
Other income, net	32,400	56,760	215,615	208,271

Net loss	$(1,295,778)	$(1,297,301)	$(4,741,216)	$(4,928,950)

Loss per common share:
Basic	$(0.02)	$(0.02)	$(0.08)	$(0.08)
Diluted	$(0.02)	$(0.02)	$(0.08)	$(0.08)

Weighted average shares outstanding:
Basic	58,713,401	58,492,059	58,586,593	58,433,895
Diluted	58,713,401	58,492,059	58,586,593	58,433,895